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                                                                     Exhibit 10



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent auditors" in the Pre-Effective Amendment No. 1 to the Registration Statement (Form N-4 No. 333-83242) and the related Statement of Additional Information appearing therein and pertaining to Lincoln New York Separate Account T for Variable Annuities Contracts, and to the use therein of our report dated March 15, 2002, with respect to the statutory-basis financial statements of Lincoln Life & Annuity Company of New York.

                                                          /s/  Ernst & Young LLP
Fort Wayne, Indiana
May 22, 2002